Report of Independent Auditors


To the Shareholders and Board of Directors of
Strategic Global Income Fund, Inc.

In planning and performing our audit of
the
financial statements of Strategic Global
Income
Fund, Inc.
for the year ended November 30, 1998, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, and
not
to provide assurance on the internal
control.

The management of Strategic Global Income
Fund,
Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal
control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not
necessarily disclose all matters in
internal
control that
might be material weaknesses under
standards
established by the American Institute of Certified Public
Accountants.  A material weakness is a
condition
in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at November 30, 1998.

This report is intended solely for the
information and use of the board of
directors
and management of
Strategic Global Income Fund, Inc. and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




	ERNST & YOUNG LLP

January 20, 1999